                       FOURTH AMENDMENT TO LOAN AGREEMENT

         THIS FOURTH AMENDMENT TO LOAN AGREEMENT (the "Amendment") is made and entered into effective the 13th day of December, 2001, by and between MCO
PROPERTIES INC., a Delaware corporation, MCO PROPERTIES L.P., a Delaware limited partnership, HORIZON CORPORATION, a Delaware corporation, HORIZON PROPERTIES
CORPORATION, a Delaware corporation, WESTCLIFF DEVELOPMENT CORPORATION, a Texas corporation (collectively, "Borrower"), SUMMIT ESTATES LLC, a Delaware limited liability company, db/a CRESTVIEW AT FOUNTAIN HILLS LLC ("Collateral Grantor"),
and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender").

                                R E C I T A L S:

         WHEREAS, Borrower made, executed and delivered that certain Promissory
Note (Revolving Credit) dated October 30, 1998, in the original principal sum of
Fourteen Million and No/100 ($14,000,000.00) bearing interest on the unpaid balance thereof at the rate or rates therein stated (which, as it may have been further amended, supplemented or restated, is herein called the "Note"); and

         WHEREAS, the Note was issued pursuant to that certain Loan Agreement dated effective October 30, 1998 (which, as it was modified by that First
Amendment to Loan Agreement dated effective February 26, 1999 between Borrower and Lender, that Second Amendment to Loan Agreement and Promissory Note dated effective October 1, 2000, and that Third Amendment to Loan Agreement and
Promissory Note dated effective September 30, 2001, and as it may have further been amended, supplemented or restated, is herein collectively called the "Loan
Agreement" between Borrower and Lender; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

         WHEREAS, the Note is secured by, among other security, (i) one or more
Modification and Restatement Deeds of Trust, Security Agreement, Fixture Filing
and Assignment of Rents (as they may have been amended, supplemented or corrected, are herein collectively called the "Deeds of Trust") from Borrower or
Collateral Grantor for the benefit of Lender, and (ii) one or more Collateral
Assignments of Notes and Liens (as they may have been amended, supplemented or corrected, are herein collectively called the "Collateral Assignments") from
Borrower or Collateral Grantor for the benefit of Lender, to each of which instruments reference is here made for description of the property covered and affected by such instruments (the "Property") and for all other purposes. The liens, security interests and assignments of the Deeds of Trust and Collateral
Assignments and of all other documents or instruments now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to payment of all or any part of the indebtedness evidenced by the Note (collectively, the
"Credit Documents") are hereinafter called the "Liens"; and

         WHEREAS, Borrower and Lender desire to further amend the Loan Agreement to add SUMMIT ESTATES LLC, a Delaware limited liability company, d/b/a CRESTVIEW
AT FOUNTAIN HILLS LLC, as a Collateral Grantor to the existing credit facility.

                               A G R E E M E N T:

         In consideration of the premises and the mutual agreements herein set forth, Borrower and Lender hereby agree as follows:

         1. Amendments to the Loan Agreement. The Loan Agreement is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

         (a) The introductory paragraph of the Loan Agreement is hereby amended to include SUMMIT ESTATES LLC, a Delaware limited liability company,
         d/b/a CRESTVIEW AT FOUNTAIN HILLS, LLC, as a Collateral Grantor.

         (b) Exhibit "A" to the Loan Agreement is hereby amended by adding the following subparagraph (iv) to the definition of "Borrowing Base":

                  "plus (iv) 60% of the value (as determined by Lender) of the
                  Real Estate Collateral owned by Summit Estates LLC, d/b/a
                  Crestview at Fountain Hills LLC."

         (c) Exhibit "C" to the Loan Agreement is hereby amended by adding the
         Exhibit "C" attached hereto and made a part hereof as additional Real
         Estate Notes to be added as Collateral.

         (d) Exhibit "D" to the Loan Agreement is hereby amended by adding the
         Exhibit "D" attached hereto and made a part hereof as additional Real
         Estate Collateral to be added as Collateral.

         2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, Lender shall have received counterparts of this
         Amendment executed by Borrower and Sections 1 hereof shall become effective when, and only when, Lender shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Lender (which date shall be the same for all such documents), in form and substance satisfactory to the Lender:

                  (a) A certificate of the Resolution of the Board of Managers of Collateral Grantor authorizing the execution, delivery and performance of this Amendment, and the matters contemplated hereby; and

                  (b) A Security Agreement to be executed by Collateral Grantor;

                  (c) A Collateral Assignment of Notes and Liens to be executed by Collateral Grantor and filed with the Maricopa County Clerk's
         Office;

                  (d) A Modification and Restatement Deed of Trust and Security
         Agreement and UCC Financing Statement for Fixture Filing to be executed by Collateral Grantor and filed with the Maricopa County Clerk's
         Office;

                  (e) A UCC-1 Financing Statement to be filed with the Secretary of State of Delaware's Office;

                  (f) An Indemnity Agreement; and

                  (g) Any and all other documentation as Lender may reasonably require.

         4. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

                  (a) Borrower is duly authorized and empowered to execute,
         deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower enforceable in accordance with its terms. This
         Amendment does not violate any provisions of Borrower's Articles of
         Incorporation, By-Laws, or any contract, agreement, law or regulation to which Borrower is subject, and does not require the consent or approval of any regulatory authority or governmental body of the United
         States or any state.

                  (b) The representations and warranties made by Borrower in the
         Loan Agreement are true and correct as of the date of this Amendment.

                  (c) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         5. Representations and Warranties of Collateral Grantor. Collateral
Grantor represents and warrants as follows:

                  (a) Collateral Grantor is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This
         Amendment, when executed and delivered, will constitute valid and binding obligations of Collateral Grantor enforceable in accordance with its terms. This Amendment does not violate any provisions of
         Collateral Grantor's Certificate, Operating Agreement, or any contract, agreement, law or regulation to which Collateral Grantor is subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

                  (b) The representations and warranties made by Collateral
         Grantor are true and correct as of the date of this Amendment.

                  (c) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         6. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in the Note or any of the other Credit Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of the Note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to the Note or any other Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by the Note ever exceed the Maximum Rate (as defined in the Note). In this connection, Borrower and
Lender expressly stipulate and agree that it is their common and overriding intent to contract in strict compliance with the applicable usury laws. In furtherance thereof, none of the terms of the Note or any of the other Credit
Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate. Borrower or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by the Note shall never be liable for interest in excess of the Maximum Rate. If, for any reason whatever, the interest paid or received on the Note during its full term produces a rate which exceeds the Maximum Rate, the holder of the Note shall credit against the principal of the Note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on the Note to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness evidenced thereby shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note, so that the interest rate does not exceed the Maximum Rate. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrower and Lender.

         7. Reference to and Effect on the Loan Documents; Miscellaneous. Upon
the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof",
"herein" or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Loan Agreement as amended hereby. The Liens are hereby ratified and confirmed as continuing to secure the payment of the Note, as modified hereby. Nothing herein shall in any manner diminish, impair or extinguish the Note, any of the other Credit Documents or the Liens. The Liens are not waived. To the extent of any conflict between the Note or any of the other Credit Documents (or any earlier modification of any of them) and this
Agreement, this Agreement shall control. Except as hereby expressly modified, all terms of the Note and the other Credit Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. If more than one person or entity execute this Agreement as "Borrower", each shall be jointly and severally liable for the obligations of Borrower hereunder. This Agreement (a) shall bind and benefit Borrower and, except as herein expressly limited, Lender and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns
(provided, that Borrower shall not assign its rights hereunder without the prior written consent of Lender); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM
TIME TO TIME IN EFFECT; (d) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement and (e) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements between Borrower and Lender which have not been incorporated in this
Agreement. If any provision of this Agreement should be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. Each waiver in this
Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it.
Wherever the term "including" or a similar term is used in this Agreement, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred to." Any exhibits, appendices and annexes described in this Agreement as being attached to it are hereby incorporated into it. The headings in this Agreement shall be accorded no significance in interpreting it. Borrower hereby releases, discharges and acquits forever Lender and its officers, directors, trustees, agents, employees and counsel (in each case, past, present and future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the applicable person or entity, if later). As used herein, the term "Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including but not limited to court costs, penalties, attorneys' fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including but not limited to claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise. To the maximum extent permitted by applicable law,
Borrower hereby waives all rights, remedies, claims and defenses based upon or related to Sections 51.003, 51.004 and 51.005 of the Texas Property Code, to the
extent the same pertain or may pertain to any enforcement of any of the Credit
Documents.

         8. Imaging. Borrower understands and agrees that (i) Lender's document retention policy involves the imaging of executed loan documents and the destruction of the paper originals, and (ii) Borrower waives any right that it may have to claim that the imaged copies of the loan documents are not originals.

         9. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

         10. Final Agreement. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

                  (Remainder of Page Intentionally Left Blank)

                       "BORROWER"

                       MCO PROPERTIES INC.,
                       a Delaware corporation

                       By:        /s/ J. Richard Rosenberg
                          -------------------------------------------
                             J. Richard Rosenberg, Vice-President

                       MCO PROPERTIES L.P.,
                       a Delaware limited partnership

                       By:    MCO PROPERTIES INC.,
                              a Delaware corporation
                              Its General Partner

                              By:        /s/ J. Richard Rosenberg
                                 -------------------------------------------
                                     J. Richard Rosenberg, Vice-President

                       HORIZON CORPORATION,
                       a Delaware corporation

                       By:        /s/ J. Richard Rosenberg
                          -------------------------------------------
                             J. Richard Rosenberg, Vice-President

                       HORIZON PROPERTIES CORPORATION,
                       a Delaware corporation

                       By:        /s/ J. Richard Rosenberg
                          -------------------------------------------
                             J. Richard Rosenberg, Vice-President

                       WESTCLIFF DEVELOPMENT CORPORATION,
                       a Texas corporation

                       By:        /s/ J. Richard Rosenberg
                          -------------------------------------------
                             J. Richard Rosenberg, Vice-President

                       COLLATERAL GRANTOR:

                       SUMMIT ESTATES LLC, a Delaware limited
                       liability company, d/b/a CRESTVIEW AT
                       FOUNTAIN HILLS LLC

                       By:        /s/ J. Richard Rosenberg
                          -------------------------------------------
                             J. Richard Rosenberg, Vice-President

                       "LENDER"

                       SOUTHWEST BANK OF TEXAS, N.A.,
                       a national banking association

                       By:         /s/ Megan K. Morris
                          -------------------------------------------
                       Name:   Megan K. Morris
                       Title:  Assistant Vice President